UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. )
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2011
Quanex Building Products Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33913	26-1561397

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 West Loop South, Suite 1500, Houston, Texas	77027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 961-4600
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
On March 31, 2011, Quanex Building Products Corporation, a Delaware corporation (“we,” “us,” “our,” “Quanex” or the “Company”), completed its acquisition (the “Acquisition”) of Edgetech I.G., Inc., an Ohio corporation (“Edgetech”), the United Kingdom division of Edgetech (“Edgetech UK”), and Edgetech Europe GmbH, a German company (“Edgetech Germany” and together with Edgetech and Edgetech UK, the “Edgetech Entities”). Headquartered in Cambridge, Ohio, the Edgetech Entities have three manufacturing facilities located in the United States, the United Kingdom and Germany that produce a full line of warm-edge, dual seal insulating glass spacer systems for window and door customers in North America and abroad. The Edgetech Entities’ products separate and seal double and triple pane glass within a window and further act as a thermal barrier that enhances the window’s energy efficiency.
Quanex acquired the Edgetech Entities by merging its wholly-owned subsidiary, QSB Inc., a Delaware corporation (“QSB”), with and into Lauren International, Inc. formerly known as Lauren Holdco Inc., an Ohio corporation and parent of the Edgetech Entities (“Holdco”), pursuant to the terms and conditions of the previously filed Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 31, 2011, among the Company, QSB, Lauren International Ltd. fka Lauren International Inc., a privately-held Ohio corporation (“Lauren”), Holdco and Kevin E. Gray, as agent for the shareholders of Holdco (“Agent”). Holdco is now our wholly-owned subsidiary. On the closing date of the Acquisition, in exchange for the issued and outstanding shares of Holdco, we paid consideration consisting of approximately $105 million in cash, $7 million of which was placed into an escrow fund to satisfy certain of Lauren’s indemnity obligations under the Merger Agreement. Additionally, Quanex will be responsible for the tax liability resulting from the pre-closing reorganization of Lauren and its subsidiaries limited to $3.5 million.
Other than with respect to the Acquisition and the Merger Agreement, no material relationship exists between Quanex or any of its affiliates, or any director or officer of Quanex, or any associate of any such director or officer, with Lauren, Holdco or Agent.
The foregoing summary of the Acquisition, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s current report on Form 8-K filed on February 2, 2011 and is incorporated herein by reference.
Item 8.01. Other Events.
On April 1, 2011, the Company issued a press release announcing that it had completed the Acquisition. The full text of the press release is attached as Exhibit 99.1 to the current report on Form 8-K filed on April 5, 2011, and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a) The audited financial statements of the Edgetech Entities for the year ended December 31, 2010 as specified in Rule 3-05(b) of Regulation S-X (17 CFR 210.3-05(b)) are attached as Exhibit 99.2 to this current report on Form 8-K/A and are incorporated herein by reference.
(b) Pro forma condensed combined financial information (unaudited)
The following unaudited pro forma condensed combined balance sheet as of October 31,2010 and the unaudited pro forma condensed combined statement of income for the year ended October 31, 2010 are derived from the consolidated financial statements of Quanex and the Edgetech Entities and give effect to the Acquisition. The unaudited pro forma condensed combined balance sheet is presented as if the Acquisition had occurred as of October 31, 2010 (Quanex’s fiscal year-end). The unaudited pro forma condensed combined statement of income is presented as if the Acquisition had occurred on November 1, 2009 (the beginning of Quanex’s 2010 fiscal year).
The Acquisition has been accounted for under the acquisition method of accounting, under which the total purchase price consideration is allocated to assets and liabilities assumed based upon their fair values. The excess of the purchase price over the amounts assigned to tangible or intangible assets acquired and liabilities assumed is recognized as goodwill. Among other adjustments and as more fully described in the notes, the pro forma financial statements reflect the recognition of intangible assets and the related pro forma amortization of such intangible assets.

The preliminary allocation of purchase price is based upon the best information available and is provisional pending, among other things, the finalization of the valuation of intangible assets, the valuation of property, plant and equipment and other management estimates of fair values. During the measurement period (which is not to exceed one year from the acquisition date), additional assets, or liabilities may be recognized if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of those assets or liabilities as of that date. The preliminary purchase price allocation may be adjusted after obtaining additional information regarding, among other things, asset valuation, liabilities assumed and revisions of previous estimates.
The unaudited pro forma condensed combined financial information does not purport to reflect the results the combined company may achieve in future periods or the results that would have been obtained had Quanex and the Edgetech Entities been combined during the periods presented. The unaudited pro forma condensed combined financial information does not include any operating efficiencies or cost savings that may be achieved or acquisition and integration expenses. Additionally, the historical Edgetech Entities’ financial information has not been adjusted to remove expenses that will cease under Quanex’s ownership, such as the parent company allocation, or to add incremental expenses anticipated going forward. Generally, the pro forma financial information reflects the allocation of the purchase price to the appropriate assets and liabilities based upon their fair values, and related changes in depreciation and amortization expense.
The unaudited pro forma condensed combined financial information, including the notes thereto, should be read in conjunction with (1) the Consolidated Financial Statements of Quanex included in its annual report on Form 10-K for the year ended October 31, 2010, and (2) the consolidated financial statements of the Edgetech Entities included as Exhibit 99.2 to this current report on Form 8-K/A.

QUANEX BUILDING PRODUCTS CORPORATION
PRO FORMA CONDENSED COMBINED BALANCE SHEET (Unaudited)
(In thousands)

	Historical				Combined
	Quanex	Edgetech Entities	Pro Forma		Pro Forma
	10/31/2010	12/31/2010	Adjustments		10/31/2010
ASSETS
Current Assets:
Cash and equivalents	$187,178	$779	$(105,231	)(a)	$82,726
Accounts receivable, net	87,007	20,367	(11,507	)(b)	95,867
Inventories	45,200	6,236	2,187	(c)	53,623
Deferred income taxes	10,547	328	(831	)(d)	10,044
Prepaid and other current assets	8,229	497			8,726
Current assets of discontinued operations	462	—			462

Total current assets	338,623	28,207	(115,382)		251,448
Property, plant and equipment, net	135,517	16,652	1,394	(e)	153,563
Deferred income taxes	30,563	—	(21,381	)(d)	9,182
Goodwill	25,189	—	47,153	(e)	72,342
Intangible assets, net	44,668	—	52,320	(e)	96,988
Other assets	16,690	1,639	—		18,329

Total assets	$591,250	$46,498	$(35,896)		$601,852

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$70,986	$4,953	—		$75,939
Accrued liabilities	43,447	2,145	—		45,592
Other current liabilities	—		3,504	(f)	3,504
Current maturities of long-term debt	327	450	(450	)(g)	327
Current liabilities of discontinued operations	30	—	—		30

Total current liabilities	114,790	7,548	3,054		125,392
Long-term debt	1,616	3,218	(3,218	)(g)	1,616
Deferred pension and postretirement benefits	3,667		—		3,667
Non-current environmental reserves	12,027		—		12,027
Other liabilities	17,718	969	(969	)(d)	17,718

Total liabilities	149,818	11,735	(1,133)		160,420
Total stockholders’ equity	441,432	34,763	(34,763)		441,432

Total liabilities and stockholders’ equity	$591,250	$46,498	(35,896)		$601,852

See note to unaudited pro forma condensed combined financial information.

NOTE 1 — The unaudited pro forma condensed combined balance sheet is presented as if the Acquisition had occurred as of October 31, 2010 (Quanex’s fiscal year-end). Pro forma adjustments are made to reflect:

(a)	Cash purchase consideration of $105.2 million paid by Quanex on the Acquisition date.

(b)	Elimination of the Edgetech Entities’ related party receivable from Lauren International, Inc.

(c)	Recognition of the estimated step up to measure the Edgetech Entities’ inventory at fair value.

(d)
Recognition of a $0.8 million current deferred tax liability related to the excess fair value over the tax basis of inventory. Recognition of a $20.4 million non-current deferred tax liability related to the excess fair value over the tax basis of intangible assets and property, plant and equipment and reclass of the Edgetech Entities’ non-current deferred income tax liability of $1.0 million.

(e)
Recording of the Edgetech Entities’ property, plant and equipment at its estimated fair value of $18.0 million. Recognition of the estimated $52.3 million fair value of intangible assets acquired for customer relationships, technology and trademarks and trade names, and recording of goodwill of $47.2 million.

(f)	Assumption of the tax liability resulting from the pre-closing reorganization of Lauren and its subsidiaries estimated at and limited to $3.5 million.

(g)	Removal of the current and long-term portion of the Edgetech Entities’ assigned term loan..

QUANEX BUILDING PRODUCTS CORPORATION
PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (Unaudited)
(In thousands, except per share data)

	Historical
		Edgetech			Combined
	Quanex	Entities			Pro Forma
	Twelve Months	Twelve Months			Twelve Months
	Ended	Ended	Pro Forma		Ended
	10/31/2010	12/31/2010	Adjustments		10/31/2010

Net sales	$798,314	$76,281	$—		$874,595
Cost and expenses:
Cost of sales (exclusive of items shown separately below)	660,849	51,721	—		712,570
Selling, general and administrative	71,954	14,369	855	(a)	87,178
Depreciation and amortization	28,214	1,776	5,506	(b)	35,496

Operating income (loss)	37,297	8,415	(6,361)		39,351
Interest expense	(440)	(230)	—		(670)
Other, net	2,645	539	—		3,184

Income (loss) from continuing operations before income taxes	39,502	8,724	(6,361)		41,865
Income tax benefit (expense)	(15,301)	(2,535)	2,417	(c)	(15,419)

Income (loss) from continuing operations	$24,201	$6,189	$(3,944)		$26,446

Earnings (loss) per share from continuing operations:
Basic	$0.65				$0.71
Diluted	$0.64				$0.70

Weighted average common shares outstanding:
Basic	37,220				37,220
Diluted	37,671				37,671
See note to unaudited pro forma condensed combined financial information.

NOTE 1 — The unaudited pro forma condensed combined statement of income is presented as if the Acquisition had occurred on November 1, 2009 (the beginning of Quanex’s fiscal year). Pro forma adjustments are made to reflect:

(a)	Recording of rent expense for the Edgetech Entities’ Cambridge, Ohio facility.

(b)
Removal of the Edgetech Entities’ historical depreciation and amortization of $1.8 million. Recording of estimated amortization expense for intangible assets acquired of $5.6 million, and recording of depreciation expense of $1.7 million based on the estimated fair value of property, plant and equipment and the useful lives of such assets. Pro forma depreciation and amortization is calculated on the straight line method and the expected useful lives of the intangible assets range from three to thirteen years.

(c)	Recording the tax effects of pro forma adjustments calculated at the statutory rate in effect during the twelve months ended October 31, 2010.

(d) Exhibits

2.1
Agreement and Plan of Merger, dated as of January 31, 2011, by and among Quanex Building Products Corporation, QSB Inc., Lauren Holdco Inc., Lauren International, Inc. and Kevin E. Gray, as agent for the shareholders of Lauren Holdco Inc. (incorporated by reference to Exhibit 2.1 to that current report on Form 8-K (Reg. No. 001-33913) filed with the SEC on February 2, 2011).

99.1	Press Release dated April 1, 2011(incorporated by reference to Exhibit 99.1 to that current report on Form 8-K (Reg. No. 001-33913) filed with the SEC on April 5, 2011).

99.2	Consolidated Financial Statements of Edgetech I. G. Inc. and Subsidiary for the year ended December 31, 2010.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUANEX BUILDING PRODUCTS CORPORATION
Date: May 10, 2011	By:	/s/ Brent L. Korb
Brent L. Korb
Senior Vice President — Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1
Agreement and Plan of Merger, dated as of January 31, 2011, by and among Quanex Building Products Corporation, QSB Inc., Lauren Holdco Inc., Lauren International, Inc. and Kevin E. Gray, as agent for the shareholders of Lauren Holdco Inc. (incorporated by reference to Exhibit 2.1 to that current report on Form 8-K (Reg. No. 001-33913) filed with the SEC on February 2, 2011).

99.1	Press Release dated March 31, 2011(incorporated by reference to Exhibit 99.1 to that current report on Form 8-K (Reg. No. 001-33913) filed with the SEC on April 5, 2011).

99.2	Consolidated Financial Statements of Edgetech I. G. Inc. and Subsidiary for the year ended December 31, 2010.